Exhibit 10.39

PUGET SOUND ENERGY, INC.

SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN

Amended and Restated

Effective January 1, 2009

Table of Contents

ARTICLE I	ESTABLISHMENT AND PURPOSE
1.1	Establishment
1.2	Purpose
ARTICLE II	DEFINITIONS
2.1	Definitions
2.2	Number; Headings
ARTICLE III	ELIGIBILITY
3.1	General
3.2	Change of Control
3.3	Disability
ARTICLE IV	RETIREMENT BENEFIT
4.1	Amount
(a) General
(b) Umbrella Benefit
(c) Disability
(d) Nonduplication
4.2	Distribution
(a) Normal Form of Payment
(b) Alternate Forms of Payment
(c) Reduction for Early Commencement
(d) Payment Suspension for Specified Employees
(e) Supplemental Agreements
(f) Death Benefits
4.3	Other Forfeiture
ARTICLE V	ADMINISTRATION AND CLAIMS PROCEDURE
5.1	Administration
5.2	Claims Procedure
(a) Filing a Claim
(b) Claim Review
(c) Appeal
(d) Standard of Review
(e) Legal Action
5.3	Finality of Determination
5.4	Expenses
ARTICLE VI	FUNDING OF THE PLAN
ARTICLE VII	AMENDMENT AND TERMINATION
ARTICLE VIII	GENERAL PROVISIONS
8.1	Withholdings for Taxes and Other Deductions
8.2	Nonalienation
8.3	Severability
8.4	No Right of Employment
8.5	Incompetency
8.6	Successors and Assigns
8.7	General Limitation of Liability
8.8	No Guaranty of Tax Consequences
8.9	Governing Law

PUGET SOUND ENERGY, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective January 1, 2009

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment.  This Supplemental Executive Retirement Plan (the "Plan") was originally effective as of June 1, 1997 (the "Effective Date").  The Plan was previously amended and restated effective October 5, 2004 and February 24, 1999.  The Plan is now amended and restated effective for all amounts earned or vested on or after January 1, 2009.  Any Retirement Benefit earned and vested prior to January 1, 2005 shall be paid in accordance with and subject to all of the terms and conditions of the Plan as in effect on December 31, 2004 and to the extent provided by this amendment and restatement.  Any Retirement Benefit earned or vested from January 1, 2005 through December 31, 2008 shall be governed by this amendment and restatement, as modified by the operations of the Plan during such period in accordance with Code Section 409A and then applicable IRS pronouncements (including transition relief).  No amendment to the Plan on and after January 1, 2009 is intended to, nor shall it be deemed to, apply to other than the applicable terms and conditions of the Plan in effect prior to January 1, 2005 unless expressly provided by such amendment.

1.2 Purpose.  The Plan is intended to be an unfunded plan for purposes of providing supplemental retirement income to a select group of management and highly compensated employees, and as such, it is intended that the Plan be exempt from Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The Plan is not intended to satisfy the qualification requirements of Code Section 401(a).

            ARTICLE II

DEFINITIONS

2.1 Definitions.  When used herein, the following terms shall have the meanings set forth below:

(a) "Actuarial Equivalent" means a benefit payable at a particular time and in a particular form and manner and which has the same value as the benefit which it replaces.  For purposes of lump sum payment calculations, such determination shall be made using the mortality table and interest rate prescribed by the Commissioner of Internal Revenue for purposes of Code Section 417(e)(3)(A) in effect on the date as of which the present value is being determined (based on the applicable interest rate or rates for the September immediately preceding the first day of the Plan Year).  For purposes of annuity payment calculations, such determination shall be made using the following actuarial assumptions:  (i) interest rate at eight percent (8%) per annum compounded annually; and (ii) participant mortality rate pursuant to the 1984 Unisex Pensioners Mortality Table.

(b) "Affiliate" means any corporation, employer, trade, business, or other entity that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).
(c) "Beneficiary" means the individual, trust or other entity designated by the Participant who, upon the Participant's death, may receive the payment of the Retirement Benefit to the extent provided in Section 4.2(f).  All Beneficiary designations shall be in writing and on a form prescribed by the Committee for such purpose, and any such designation shall only be effective if and when delivered to the Committee during the lifetime of the Participant.  The Participant may from time to time change a designated Beneficiary or Beneficiaries by filing a new beneficiary designation form with the Committee.  In the event the Participant shall fail to designate a Beneficiary or Beneficiaries, if such designation is ineffective, or if no designated Beneficiary survives the Participant, any payment then due to the Participant shall be paid to the Participant's estate.

(d) "Board" means the Board of Directors of the Company and includes any individual or entity to which such Board has delegated authority to act with respect to the Plan.

(e) "Change of Control" has the meaning set forth in the Company's Benefits Protection Trust with respect to the Plan.

(f) "Code" means the Internal Revenue Code of 1986, as amended.

(g) "Committee" means the Compensation and Leadership Development Committee of the Board and includes any individual or entity to which such Committee has delegated authority to act with respect to the Plan.

(h) "Company" means Puget Sound Energy, Inc. or any successor thereto.

(i) "Date of Termination" means the date the Participant ceases to be employed by the Company or any of its Affiliates.  In no event shall the Date of Termination be earlier than the Participant's "separation from service" within the meaning of Code Section 409A.

(j) "Deferred Compensation Plan" means the nonqualified "Puget Sound Energy Deferred Compensation Plan for Key Employees," as amended from time to time, or any successor thereto.

(k) "Disability" means a physical or mental condition that entitles the Participant to benefits under the Company's group long-term disability plan.

(l) "Early Commencement Date" means the date on which Retirement Benefits commence prior to the Normal Commencement Date and shall be the later of the date elected by the Participant in accordance with Section 4.2(c) and his or her Date of Termination.  In no event may the Early Commencement Date occur prior to the Participant attaining age 55.

(m) "Earnings" means the base salary and annual bonus paid to the Participant by the Company and its Affiliates, before any deferrals or reductions under a Code Section 401(k) plan, a Code Section 125 cafeteria plan or a nonqualified deferred compensation plan, but excluding long-term incentive compensation.  A bonus will be included in Earnings in the year in which it is paid to the Participant, or in which it would have been paid had it not been deferred.  Amounts paid after the Participant ceases to be an active Participant in the Plan shall not be taken into account.

(n) "Effective Date" has the meaning set forth in Section 1.1.  The effective date of this amendment and restatement is January 1, 2009.

(o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(p) "Frozen Retirement Benefit" means the monthly "Retirement Benefit" to which the Participant would have been entitled as of the Normal Commencement Date (or, if applicable, the Early Commencement Date) if the Participant had voluntarily terminated services without cause on December 31, 2004 and received a payment of the benefits available from the Plan in such form with the maximum payment value (after taking into account the Participant's age as of the actual Date of Termination and the benefit offsets calculated under Sections 3.2(a)(i) through (iv) as of the applicable commencement date under the terms of the Plan as in effect on December 31, 2004).  Notwithstanding the foregoing, the Frozen Retirement Benefit may increase to equal the present value (using reasonable actuarial assumptions) of the Retirement Benefit to which the Participant actually becomes entitled, at the time and in the form actually paid, determined under the terms of the Plan in effect on October 3, 2004 without regard to any further services rendered by the participant after December 31, 2004 or to any other events affecting the amount of or the entitlement to benefits (other than the Participant's election with respect to the time or form of an available benefit).  The calculation of the Frozen Retirement Benefit shall be consistent in all respects with Treasury Regulation Section 1.409A-6(a)(3)(i).

(q) "Highest Average Earnings" means the average of the Participant's highest three calendar years of Earnings.  The three calendar years do not have to be consecutive, but they must be among the last 10 complete calendar years completed by the Participant prior to the Date of Termination (with the calendar year in which the Date of Termination occurs counting as a complete calendar year) and on or after January 1, 2000.  If the Participant completes less than three complete calendar Years of Service prior to the Date of Termination, then the average shall be computed by adding together the Participant's monthly Earnings for all of the calendar months during which the Participant was employed by the Company or any of its Affiliates, dividing the result by the number of months in such period, and multiplying that result by 12.

(r) "Specified Employee" means a "key employee" (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of the Company.  For purposes of the Plan, a Participant is a key employee if he or she meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending on an identification date.  If a Participant is a key employee as of an identification date, he or she is treated as a Specified Employee for the 12-month period beginning on the first day of the fourth month following the identification date.  The Committee may designate any date in a calendar year as the identification date provided that it uses the same identification date with respect to all arrangements, and any change to the identification date may not be effective for a period of 12 months.  If no identification date is designated, the identification date is December 31.  The Committee may prospectively designate an identification date through a separately adopted document.

(s) "Normal Commencement Date" means the first day of the month immediately following the Participant's Date of Termination or, if later, the first day of the month on or immediately following the date on which the Participant attains age 62.

(t) "Participant" means one of a select group of management personnel or highly compensated employees designated by the Committee to participate in the Plan.  A Participant shall automatically cease to accrue additional benefits under the Plan at the time the Participant ceases to be a member of management or a highly compensated employee, as determined by the Committee.  In addition, the Committee may revoke the active participation (and discontinue the benefit accruals) of any Participant at any time and for any reason.  Notwithstanding the foregoing, in no event shall the revocation of a Participant's active participation in the Plan (or the cessation of additional benefit accruals under the Plan) reduce the Retirement Benefit previously accrued by such Participant prior to such revocation or cessation.

(u) "Participant Year of Service" means a Year of Service performed while a Participant under the Plan or under such other predecessor plans or agreements that the Committee shall designate.

(v) "Plan" means this "Puget Sound Energy, Inc. Supplemental Executive Retirement Plan," together with any amendments hereto.

(w) "Plan Year" means the consecutive 12-month period beginning each January 1 (or in the case of the first Plan Year, beginning on the Effective Date) and ending the following December 31.

(x) "Retirement Benefit" means the benefit to which the Participant is entitled under Article III at the Normal Commencement Date.

(y) "Retirement Plan" means the "Retirement Plan for Employees of Puget Sound Energy, Inc."

(z) "Section 409A" means Code Section 409A, as clarified or modified by regulations and pronouncements from the U.S. Department of Treasury or the Internal Revenue Service.

(aa) "WNG Nonqualified Retirement Benefits" means the nonqualified pension benefits provided under an employment agreement between the Participant and Washington Energy Company or Washington Natural Gas Company.

(bb) "Year of Service" means 12 consecutive months of employment with the Company or its Affiliates, or with Washington Energy Company or Washington Natural Gas Company.  No month of employment shall be counted in more than one Year of Service.

2.2 Number; Headings.  Except when otherwise indicated by the context, the definition of any term in the singular shall also include the plural.  Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, such text shall control.

                 ARTICLE III

ELIGIBILITY

3.1 General.  A Participant whose employment with the Company and its Affiliates terminates (or is terminated) for any reason other than death after completing five Participant Years of Service shall be entitled to receive a Retirement Benefit as of the Normal Commencement Date.  A Participant whose employment terminates or is terminated (voluntarily or involuntarily) by the Company and its Affiliates prior to completing five Participant Years of Service shall not be entitled to any Retirement Benefit or other payment or benefit under the Plan.

3.2 Change of Control.  Notwithstanding Section 3.1, a Participant whose employment with the Company and its Affiliates terminates (or is terminated) after a Change of Control shall be treated as completing five Participant Years of Service as of the Date of Termination regardless of the Participant's actual Participant Years of Service.

3.3 Disability.  If a Participant suffers a Disability while employed by the Company or its Affiliates, then for purposes of Section 3.1, the Participant Years of Service shall be determined as if the Participant remained employed until the Normal Commencement Date (or Early Commencement Date if the Participant elects to commence Retirement Benefit as of such date) or the end of the Participant's Disability, whichever is earlier.  If the Participant is reemployed after the Participant's Disability ends, then for purposes of Section 3.1, the Participant Years of Service shall be determined by adding the Participant's period of employment following rehire to the period determined in accordance with the preceding sentence.

            ARTICLE IV

RETIREMENT BENEFIT

4.1 Amount.

(a) General.  The benefit payable under the Plan is the Retirement Benefit.  The "Retirement Benefit" equals the umbrella benefit calculated in accordance with subsection (b) below.  The portion of the Retirement Benefit that consists of the Frozen Retirement Benefit is subject to all of the terms and conditions of the Plan as in effect on December 31, 2004 or any earlier date as applicable, including those regarding the time and form of distributions, without regard to any changes in this amended and restated Plan.  The remainder of the Retirement Benefit is subject to the terms and conditions of this amended and restated Plan.

(b) Umbrella Benefit.  The umbrella benefit for purposes of subsection (a) above is the monthly amount payable for the life of the Participant commencing as of the Normal Commencement Date equal to the amount described in clause (i) below minus the sum of clauses (ii), (iii), and (iv) below.

(i)	One-twelfth (1/12) of the Participant's Highest Average Earnings times Years of Service (not in excess of 15) times 3-1/3%.

(ii)
The monthly amount payable (or that would be payable) under the Retirement Plan to the Participant as of the Normal Commencement Date calculated as if such payment were made in the form of a Straight-Life Annuity (as defined in the Retirement Plan) commencing on such date and including all amounts previously paid or separated (or payable or separable) pursuant to a domestic relations order which the Retirement Plan's Plan Administrator has accepted as "qualified" with respect to the Participant's interest under such Plan.

(iii)
The monthly amount of any WNG Nonqualified Retirement Benefits payable (or that would be payable) to the Participant as of the Normal Commencement Date in the form of a single life annuity for the life of the Participant (or if such benefits are paid or payable as of another date and/or in another form, the Actuarial Equivalent monthly amount of such benefits calculated as a single life annuity payable for the life of the Participant and commencing as of the Participant's Normal Commencement Date).

(iv)
The Actuarial Equivalent monthly amount payable (or that would be payable) as of the Normal Commencement Date from any pension-type rollover accounts (including without limitation said accounts related to the Annual Cash Balance Restoration Account) within the Deferred Compensation Plan, using the Actuarial Equivalent methodology for purposes of lump sum payment calculations.

(c) Disability.  If a Participant suffers a Disability while employed by the Company or its Affiliates, then for purposes of this Section 4.1, the Participant's Highest Average Earnings shall be determined as of the date the Participant incurred the Disability.  If the Participant is reemployed after the Participant's Disability ends, then for purposes of this Section 4.1, the Highest Average Earnings shall be determined as of the subsequent Date of Termination and excluding the period of Disability.

(d) Nonduplication.  The Retirement Benefit is not intended to duplicate any other comparable payments or benefits under any other of the Company's plans, programs, policies or agreements.  Should any such other comparable payments or benefits be due, the amount of the Retirement Benefit shall be reduced by such other comparable payments or benefits in the manner and to the extent determined by the Committee.

4.2 Distribution.

(a) Normal Form of Payment.  Except as provided otherwise in this Section 4.2, the Retirement Benefit shall be distributed to a Participant in the form of a lump sum payable within 90 days following the Normal Commencement Date.

(b) Alternate Forms of Payment.  At any time that is within 30 days of a Participant's initial eligibility under the Plan or on or before December 31, 2008 in accordance with Code Section 409A and all applicable transition guidance thereunder, a Participant may elect to receive the Actuarial Equivalent value of the Retirement Benefit in one of the methods identified below in lieu of the normal form of payment described in subsection (a) above:

(i)	Monthly installments over two to 20 years, commencing within 90 days following the Normal Commencement Date;

(ii)	Straight-life annuity, commencing at the specified date elected by the Participant following the Normal Commencement Date;

(iii)	Optional joint and survivor annuity (100%, 75%, 50% or 25%), commencing at the specified date elected by the Participant following the Normal Commencement Date; and

(iv)
Transfer of Actuarial Equivalent lump-sum value of the Retirement Benefit to the Deferred Compensation Plan (and thereafter payable in accordance with the terms and conditions of such plan), with the transfer to be completed on the Normal Commencement Date or, if the Date of Termination is on or after a Participant attaining age 55, the Early Commencement Date.

The terms and conditions of the optional joint and survivor annuity form of payment shall be the same as those for the corresponding annuity under Section 6.6 (or its successor) of the Retirement Plan to the maximum extent permitted by Code Section 409A.  An election of distribution method under this subsection (b) may be changed at least 12 months prior to the date payment is originally scheduled to commence.  Such election change may be made only two times by the Participant, and each election must result in a five-year delay of the actual commencement date.

(c) Reduction for Early Commencement.  Within 30 days of a Participant's initial eligibility under the Plan, the Participant may elect to commence the Retirement Benefit prior to the Normal Commencement Date as of the Early Commencement Date.  Any Retirement Benefit that becomes payable under this subsection (c) shall equal the Retirement Benefit set forth under Section 4.1(a) except the payment calculated under Section 4.1(b)(i) shall be further reduced (prior to applying the reductions of Sections 4.1(b)(ii) through (iv)) by 1/3% for each month that the Early Commencement Date occurs prior to the beginning of the month coincident with or next following the date the Participant would attain age 62.  The reductions of Section 4.1(b)(ii) through (iv) shall be similarly calculated based on said early commencement distribution date, notwithstanding any provision of Section 4.1(b) to the contrary.  Early commencement under this subsection (c) is available only for a Participant whose Date of Termination is on or after the date the Participant attains age 55.

(d) Payment Suspension for Specified Employees.  To the extent a Participant is designated as a Specified Employee as of the Date of Termination, any payment or payments due under subsection (a) or (b) above shall not be made during the period that begins on the Date of Termination and ends six months thereafter.  Any payment or payments so suspended shall be paid on the first business day following the end of such six-month period.

(e) Supplemental Agreements.  If an agreement between the Company and a Participant supplements the Retirement Benefit and related rights provided under the Plan, such agreement shall be incorporated by reference herein to the extent in compliance with the requirements of Code Section 409A.

(f) Death Benefits.

(i)
If a Participant dies (A) while actively participating in the Plan or after completing five Participant Years of Service and (B) such death occurs on or before the date on which the Retirement Benefit is distributed (or commences to be distributed), no Retirement Benefit shall be payable under the Plan.  However, the Participant's spouse (as reasonably determined by the Committee as of the Participant's date of death) shall receive an amount equal to the lump-sum Actuarial Equivalent as of the Participant's Normal Commencement Date of the benefit that would have been payable under the 50% joint and survivor form of payment, which benefit shall be calculated by assuming that the Participant had died the day after the Normal Commencement Date and by using the actual Participant Years of Service and actual Years of Service completed by the Participant.  If the Participant is not actively employed immediately prior to the date of death on account of Disability, the actual Participant Years of Service and actual Years of Service will include the years of Disability.  If the Participant dies before attaining age 62, such benefit shall be reduced to the extent provided in subsection (c) above.  Such benefit shall be paid within 90 days of the Committee's receipt of the notice of the Participant's death.  A benefit shall not be payable with respect to a Participant who dies while not actively participating in the Plan or before completing five Participant Years of Service.

(ii)
If a Participant dies after the date on which the Retirement Benefit commences to be distributed, the Beneficiary shall receive payment of the Retirement Benefit to the extent the form in which the Retirement Benefit is being paid provides for such benefit.

4.3 Other Forfeiture.  If a Participant who is receiving benefits under the Plan following an Early Commencement Date (including via a transfer to the Deferred Compensation Plan) is at any time employed directly or indirectly as an employee or director of, or retained as an independent contractor, consultant or agent for, an electric or gas utility (including any federal, state or municipal utility authority or district) serving retail customers within Washington or Oregon, or a person or entity supplying or seeking to supply electric power or natural gas to retail customers within Washington or Oregon, then the Committee may suspend all benefits payable to the Participant under the Plan (or the Deferred Compensation Plan) during the period of such employment and may require repayment to the Company of any benefits received by the Participant during the period of such employment.  If the competitive employment is subsequently terminated, benefits hereunder (or under the Deferred Compensation Plan) shall resume without adjustment to reflect the suspension period.

ARTICLE V

ADMINISTRATION AND CLAIMS PROCEDURE

5.1 Administration.  The Plan shall be administered by the Committee in accordance with the Plan's terms and applicable law.  The Committee shall have the full power and authority (discretionary and otherwise) to interpret, construe, and administer the Plan in its sole discretion and to make final and binding determinations for all parties.  The Committee shall establish and maintain such accounts or records as the Committee may from time to time consider necessary or convenient for the administration of the Plan.

5.2 Claims Procedure.

(a) Filing a Claim.  A Participant or a Beneficiary, or the authorized representative of either (the "Claimant"), who believes that he or she is then entitled to benefits hereunder may file a written claim for such benefits with the Vice President of Human Resources.  The Vice President of Human Resources may prescribe a form for filing such claims, and, if it does so, a claim will not be deemed properly filed unless such form is used, but the Secretary of the Vice President of Human Resources shall provide a copy of such form to any person whose claim for benefits is improper solely for this reason.

(b) Claim Review.  Claims that are properly filed will be reviewed by the Vice President of Human Resources, which will make its decision with respect to such claim and notify the Claimant in writing of such decision within 90 days (45 days in the case of a claim related to a Participant's Disability) after its receipt of the written claim; provided that the 90-day period (45-day period in the case of a claim related to a Participant's Disability) can be extended for up to an additional 90 days (30 days in the case of a claim related to a Participant's Disability) if the Vice President of Human Resources determines that special circumstances require an extension of time to process the claim and the Claimant is notified of the extension, and the reasons therefor, prior to the commencement of the extension.  If the claim is wholly or partially denied, the written response to the Claimant shall include:

(i)	the specific reason or reasons for the denial;

(ii)	reference to the specific Plan provisions on which the denial is based;

(iii)	a description of any additional information necessary for the Claimant to perfect his or her claim and an explanation why such information is necessary;

(iv)	a description of this Plan's claim appeal procedure (and the time limits applicable thereto), as set forth in Section 5.2(c);

(v)	a statement of the Claimant's right to bring a civil action under ERISA following an adverse determination on appeal; and

(vi)	in the case of an adverse benefit determination related to the Participant's Disability:

(i)
if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request; or

(ii)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(c) Appeal.  If the claim is denied in whole or in part, the Claimant may appeal such denial by filing a written request for appeal with the Administrative Committee within 60 days (180 days in the case of a claim related to the Participant's Disability) of receiving written notice that the claim has been denied.  Such written request for appeal should include:

(i)	a statement of the grounds on which the appeal is based;

(ii)	reference to the specific Plan provisions that support the claim;

(iii)	the reason or argument why the Claimant believes the claim should be granted and evidence supporting each reason or argument; and

(iv)	any other comments, documents, records or other information relating to the claim that the Claimant wishes to include.

Appeals will be considered by the Administrative Committee, which will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered by the Vice President of Human Resources in making its initial determination.  The Administrative Committee will make its decision with respect to any appeal, and notify the Claimant in writing of such decision, within 60 days (45 days in the case of a claim related to the Participant's Disability) after the its receipt of the written request for appeal; provided that the 60-day period (45-day period in the case of a claim related to the Participant's Disability) can be extended for up to an additional 60 days (45 days in the case of a claim related to the Participant's Disability) if the Administrative Committee determines that special circumstances require an extension of time to process the appeal and the Claimant is notified of the extension, and the reasons therefor, prior to the commencement of the extension.  During the appeal period, the Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, documents, records and other information relevant to his or her claim.

In the event the claim is denied on appeal, the written denial will include:

(i)	the specific reason or reasons for the denial;

(ii)	reference to the specific Plan provisions on which the denial is based;

(iii)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim;

(iv)	a statement of the Claimant's right to bring a civil action under ERISA; and

(v)	in the case of an adverse benefit determination related to the Participant's Disability:

(i)
if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request; or

(ii)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(d) Standard of Review.  Any further review, judicial or otherwise, of the Administrative Committee's decision on the Claimant's claim will be limited to whether, in the particular circumstances, the Administrative Committee abused its discretion.  In no event will such further review, judicial or otherwise, be on a de novo basis, because the Administrative Committee has discretionary authority to determine eligibility for benefits and to construe and interpret the terms and provisions of this Plan.

(e) Legal Action.  Compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.  If a Claimant wishes to file a court action after exhausting the foregoing procedures, the Claimant must file such action in a court of competent jurisdiction within 180 days after the date of the Committee's written denial of the appeal.  Court actions may not be commenced after such 180-day period.

5.3 Finality of Determination.  The determination of the Committee with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan shall be final, binding, and conclusive on all persons and shall be given the greatest deference permitted by law.

5.4 Expenses.  The expenses of administering the Plan shall be borne by the Company.

            ARTICLE VI

FUNDING OF THE PLAN

All amounts paid under the Plan shall be paid from the general assets of the Company.  Benefits shall be reflected on the accounting records of the Company, but neither the Plan nor the maintenance of such accounting records shall be construed to affect, require, or prohibit the creation of a trust, custodial account, or escrow account with respect to the Participant.  The Participant shall not have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing the unfunded benefit payments described in the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust or fiduciary relationship of any kind between the Company, the Board, the Committee or the Company's Executive Plans Committee and any Participant or any other person.  Participants and Beneficiaries shall have the status of general unsecured creditors of the Company.

    ARTICLE VII

AMENDMENT AND TERMINATION

The Board or such person or persons, including the Committee, as may be designated by the Board may amend, modify, or terminate the Plan at any time and in any manner; provided, however, that no amendment, modification, or termination shall reduce benefits accrued prior to such action.  In the event of a termination of the Plan pursuant to this Article VII, no further benefits shall accrue under the Plan, but amounts which are then payable shall continue to be an obligation of the Company and shall be paid as scheduled.

            ARTICLE VIII

GENERAL PROVISIONS

8.1 Withholdings for Taxes and Other Deductions.  The Company may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes which may be assessed with regard to benefits provided under the Plan.  In addition, the Company may deduct from any payment of benefits hereunder any amounts owed by the Participant to the Company or any of its Affiliates, but in no event more than $5,000 in total per year and as otherwise limited by Code Section 409A and applicable law.

8.2 Nonalienation.  No benefit payable at any time under the Plan shall be subject in any manner to voluntary or involuntary alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, or subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt.  Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void.

8.3 Severability.  In the event any provision of the Plan shall be held invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.

8.4 No Right of Employment.  The establishment of the Plan shall not be construed as conferring any legal or other rights upon a Participant for a continuation of employment, nor shall it interfere with the rights of the Company and its Affiliates to discharge the Participant or otherwise act with relation to the Participant.  The Company and its Affiliates may take any action (including discharge) with respect to the Participant and may treat such person without regard to the effect that such action or treatment might have on such person as the Participant under the Plan.

8.5 Incompetency.  Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person's person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for such person's affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to a third party as the Committee deems appropriate.  Any such payment so made shall be a complete discharge of liability therefor under the Plan.

8.6 Successors and Assigns.  The Plan shall be binding on and inure to the benefit of the Company and its Affiliates, successors and assigns, and the Participant and his or her heirs, executors, administrators and legal representatives.

8.7 General Limitation of Liability.  None of the Company, the Board, the Committee or any other person will be liable, either jointly or severally, for any act or failure to act or for anything whatsoever in connection with the Plan, or the administration thereof, except to the extent of any liability imposed because of gross negligence or willful misconduct.  All benefit payments will be made solely from the general assets of the Company.

8.8 No Guaranty of Tax Consequences. None of the Company, the Board, the Committee or any other person guaranties that any particular federal or state income, payroll or other tax consequence will occur because of participation in the Plan.  A Participant should consult with professional tax advisors regarding all questions relative to the tax consequences arising from participation in the Plan.

8.9 Governing Law.  The Plan shall be governed and construed in accordance with the laws of the State of Washington to the extent not preempted by federal law.

8.10 Compliance with Code Section 409A.  The Plan is intended to comply with the requirements of Code Section 409A (including current IRS guidance) and to conform to the current operation of the Plan.  Notwithstanding any provision to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention, so as to avoid the predistribution inclusion in income of amounts deferred under the Plan and the imposition of any additional tax or interest thereon.  In addition, the Plan shall be deemed to be amended, and any deferrals and distributions hereunder shall be deemed to be modified, to the extent permitted by and necessary to comply with Code Section 409A and to avoid or mitigate the imposition of additional taxes under Code Section 409A.  Notwithstanding the foregoing, no provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Code Section 409A from a Participant or any other individual to the Company or any of its affiliates, employees or agents.

[Signature appears on following page.]

IN WITNESS WHEREOF, the Company has signed this Plan document as of the date indicated below.

PUGET SOUND ENERGY, INC.

By: /s/ Jennifer L. O’Connor

Title: Senior Vice President, General Counsel, Corporate Secretary, and Chief Ethics & Compliance Officer

Dated: December 19, 2008